                                                                   EXHIBIT 10.42

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. (S)(S) 200.80(b) (4), 200.83 AND 240.24b-2



                     COLLABORATIVE DNA SEQUENCING AGREEMENT


                                 BY AND BETWEEN

                              DIVERSA CORPORATION

                                      AND

         PE CORPORATION (NY), THROUGH ITS BUSINESS UNIT CELERA GENOMICS

                               TABLE OF CONTENTS

RECITALS                                                                                     3
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1.  DEFINITIONS                                                                              3
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2.  CONTRACT SEQUENCING PROGRAM                                                              7
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3.  BIOSPHERE SEQUENCING PROGRAM                                                             7
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4.  MATERIALS AND DATA TRANSFER                                                              9
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5.  INTELLECTUAL PROPERTY                                                                    9
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6.  PAYMENTS AND ROYALTIES                                                                  11
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7.  CONFIDENTIALITY, PUBLICITY AND ANNOUNCEMENTS                                            13
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8.  REPRESENTATIONS AND WARRANTIES                                                          16
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9.  DISCLAIMERS AND LIMITATION OF LIABILITY                                                 19
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10.  INDEMNITY                                                                              20
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11.  DISPUTE RESOLUTION                                                                     21
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12.  TERM AND TERMINATION                                                                   22
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13.  MISCELLANEOUS                                                                          23
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     EXHIBIT A - TRANFERS OF MATERIALS                                                      27
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     EXHIBIT B - WORK PLAN                                                                  28
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     EXHIBIT C - MATERIALS TRANSER AGREEMENT                                                30
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

                     COLLABORATIVE DNA SEQUENCING AGREEMENT

     This Collaborative DNA Sequencing Agreement (the "Agreement"), effective as of the 1st day of December, 2000 (the "Effective Date"), is made by and between Diversa Corporation, a Delaware corporation ("Diversa"), having its principal place of business at 4955 Directors Place, San Diego, California 92121, and PE Corporation (NY), a New York corporation, through the Celera Genomics Group ("Celera"), having a place of business at 45 West Gude Drive, Rockville, MD 20850. Diversa and Celera are referred to herein individually as "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Diversa has discovered and developed genes and gene products and has expertise in, among other things, the extraction and normalization of deoxyribonucleic acid ("DNA") utilizing its proprietary technologies;

     WHEREAS, Celera has developed rapid DNA sequencing techniques and has expertise in the sequencing and analysis of the genomes of organisms; and

     WHEREAS, Celera, subject to the terms and conditions herein, is willing to sequence certain microbial genes and genomes for Diversa as set forth herein for Diversa's internal product research and development and commercialization of products derived from or identified or developed using the genes comprising such genomes.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

                                1.  DEFINITIONS

For purposes of this Agreement, each capitalized term used shall have the meaning assigned to it in this Section:

1.1 "Adjustment Factor" shall mean a fraction less than one, with the numerator equal to (a) [***] and with the denominator equal to (b) [***]. By way of illustration, [***]. Notwithstanding the foregoing, the Joint Committee [***].

1.2 "Affiliate" shall mean any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls, is controlled by or is under common control with a Party to this Agreement (or, for purposes of Sections 1.10 and 1.19 only, a Diversa Partner). Control for this purpose shall mean ownership, directly or through one or more affiliated entities, of 50 percent (50%) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or 50 percent (50%) or more of the equity interests in the case of any other type of legal entity, or any other arrangement whereby a Party (or, for purposes of Sections 1.10 and 1.19 only, a Diversa Partner) controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.3 "Annotation Information" shall mean the information derived by analyzing the Sequence Information to identify features associated with the sequences, and the functional information resulting from such analysis, including, but not limited to [***].

1.4 "Biosphere Sequencing Program" shall have the meaning set forth in Section 3.1.

1.5 "Celera Sequence Information" shall mean the respective, consensus, non-redundant nucleotide sequences from nucleotide templates sequenced through Celera's sequencing programs or obtained from other sources independently of the Contract Sequencing Program and Biosphere Sequencing and shall not include Sequence Information.

1.6  "Confidential Information" shall have the meaning set forth in Section 7.1.
____________________
*CONFIDENTIAL TREATMENT REQUESTED

1.7  "Contract Sequencing Program" shall have the meaning set forth in Section
     2.1.

1.8  "Defaulting Party" shall have the meaning set forth in Section 12.2.1.

1.9  "Disclosing Party" shall have the meaning set forth in Section 7.1.

1.10  "Diversa Partner" shall mean [***].

1.11 "Diversa Proprietary Genes" shall mean genes for which the sequences are contained in Diversa's proprietary databases prior to Celera's delivery of such associated Sequence Information to Diversa by Celera in accordance with Section B(2) or B(5)(a), as applicable, of the Work Plan.

1.12  "DNA Evolver" shall have the meaning set forth in Section 3.6.1.

1.13 "Environmental Libraries" shall mean collections of the DNA clones from the genomes of mixed, enriched or purified organisms obtained from the environmental samples, which collections Diversa makes available to Celera pursuant to Section 3.2.

1.14  "Gene Reassembly Process" shall mean [***].

1.15  "Gene Site Saturation Mutagenesis Process" shall mean [***].

1.16  "Improvements" shall have the meaning set forth in Section 4.1.1.

1.17  "Indemnitee" shall have the meaning set forth in Section 10.3.

1.18  "Indemnitor" shall have the meaning set forth in Section 10.3.

1.19 "Internal" and "Internally" shall mean by Diversa itself, by an Affiliate controlled by Diversa, or by any Diversa Partner.

1.20  "Inventions" shall have the meaning set forth in Section 5.1.

1.21  "Joint Committee" shall have the meaning set forth in Section 3.5.

1.22 "Market Price" shall mean [***], as reasonably determined and agreed upon by the Parties [***].

1.23 "Materials" shall mean the DNA of genes and/or whole genomes selected by Diversa for sequencing, including, but not limited to, [***]and provided to Celera for the Contract Sequencing Program and/or the Biosphere Sequencing Program.

1.24 "Molecular Biology Enzyme" shall mean an enzyme that is both (a) [***], and/or a gene encoding such an enzyme.

1.25 "Multiplier" shall mean, [***], a fraction less than one, with the numerator equal to (a) [***] and the denominator equal to (b) [***]

1.26 "Net Sales" shall mean with respect to each given country, the invoiced sales of Royalty Bearing Products by or on behalf of Diversa and its Affiliates or the invoiced services, including, without limitation, database subscriptions, by or on behalf of Celera and its Affiliates to any Third Party (whether an end-user, a distributor or otherwise), exclusive of inter-company transfers or sales to or from Affiliates, less the following deductions only to the extent reasonable and customary, from such gross amounts which are actually incurred:
_________________________
*CONFIDENTIAL TREATMENT REQUESTED
      following deductions only to the extent reasonable and customary, from such gross amounts which are actually incurred:


      (a) credits or allowances actually granted for damaged products, returns or rejections of product and retroactive price reductions;
      (b)  freight, postage, shipping, customs, duties and insurance charges;
      (c) normal and customary trade, cash and quantity discounts, allowances and credits;
      (d) sales, value added or similar taxes measured by the billing amount, when included in billing;
      (e) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers;
      (f) commissions paid to Third Parties other than sales personnel and sales representatives or sales agents; and
      (g) rebates (or equivalents thereof) granted to or charged by national, state or local government authorities in countries other than the United States and actually paid by the Party or its Affiliate in accordance with the applicable laws, regulations or rules of such countries.

      If a Royalty Bearing Product or a service is sold in the form of a combination product or service, Net Sales for such combination product shall be calculated by multiplying actual Net Sales of such combination product by the fraction A/(A+B) where: A is the invoice price of the Royalty Bearing Product or the service contained in the combination product if sold separately by the Party or its Affiliate; and B is the invoice price of any other active component or components in the combination product if sold separately by such Party or its Affiliate. If the Royalty Bearing Product or the service is sold in the form of a combination product for which the Net Sales cannot reasonably be calculated using such formula, then the Net Sales for purposes of determining royalty payments shall be negotiated in good faith and agreed upon in writing by the Parties based on the relative value contributed by each component.

1.27  "Non Defaulting Party" shall have the meaning set forth in Section 12.2.1.

1.28  "Notice of Default" shall have the meaning set forth in Section 12.2.1.

1.29 "PE Primary Enzymes" shall mean enzymes within one of the following classes:

          (a) [***]
          (b) [***]
          (c) [***]

1.30 "PE Secondary Enzymes" shall mean enzymes within one of the following classes:

          (a)  [***]
          (b)  [***]
          (c)  [***]
          (d)  [***]
          (e)  [***]

1.31  "Performance Default" shall have the meaning set forth in Section 12.2.1.

1.32  "Receiving Party" shall have the meaning set forth in Section 7.1.

1.33  "Representation Default" shall have the meaning set forth in Section
      12.2.1.
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

1.34 "Royalty Base" shall mean, without counting the same amount received by Diversa under more than one (1) of the sections below, but including all payments received in any manner or form for a particular Royalty-Bearing Product, the sum of the following:

      1.34.1 Diversa's Net Sales actually received, which amount shall include for Net Sales attributable to Affiliates only the amount of Net Sales equal to Diversa's ownership interest in such Affiliates;

      1.34.2 with respect to Third Parties to whom Diversa has licensed or otherwise conveyed rights to sell Royalty-Bearing Products, the amount, if any, of royalties from sales of Royalty-Bearing Products to which Diversa is entitled and which Diversa has actually received; and

      1.34.3  the amount of any (a) [***], (b) [***] and (c) [***]; provided, however, for any such [***], and/or [***] that are based on or attributable to Royalty Bearing Products and technology or products other than Royalty Bearing Products, Diversa shall determine, in its good faith and using commercially reasonable efforts, the portion of such [***] attributable to items included in clauses (a), (b) and (c) of this Section 1.34.3.

              For purposes of determining the amounts included in the Royalty Base above, any non-cash consideration shall be assigned a value by Diversa in good faith, and if external market data for substantially similar types of consideration are readily available, the value of such non-cash consideration shall be determined by reference to such market data, as reasonably adjusted by Diversa for relevant differences between the types of consideration.

1.35 "Royalty-Bearing Products" shall mean those articles, substances and services comprised, in whole or in part, of or derived from any gene product expressed by Sequence Information or developed using Sequence Information and Annotation Information generated as part of the Biosphere Sequencing Program and that may include, without being limited to, [***]; provided, however, that Royalty-Bearing Products shall not include such articles, substances and services comprised, in whole or in part, of or derived from (a) [***] or (b) [***]. Notwithstanding the foregoing, the term "Royalty-Bearing Products" shall not include any product or service discovered or developed by a Party independently of the Sequence Information and Annotation Information generated as part of the Biosphere Sequencing Program, as demonstrated by written documentation reasonably satisfactory to the other Party; provided, however, that if a gene sequence corresponding to such Sequence Information is [***] any gene sequence identified by Diversa as a result shall also not be deemed to be a "Royalty-Bearing Product."

1.36 "S. diversa" shall mean Streptomyces diversa, the various strains comprising approximately [***] genomes transferred by Diversa to Celera under the Contract Sequencing Program.

1.37 "Sequence Information" shall mean the respective consensus, non-redundant nucleotide sequences from nucleotide templates created from Materials and sequenced and assembled by Celera pursuant to this Agreement and in accordance with the Work Plan.

1.38  "Term" shall have the meaning set forth in Section 12.1.

1.39 "Third Party" shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than Diversa or Celera or an Affiliate of Diversa or Celera.

1.40 "Third Party Biosphere Sequencing Agreement" shall have the meaning set forth in Section 3.5.1.
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

1.41 "Trimmed Primary Sequence" shall mean Sequence Information from a single sequencing reaction run on an automated DNA sequencer and [***], unless and to the extent each member of the Joint Committee agrees in writing to a [***].

1.42 "Work Plan" shall mean the summary of the activities and schedule for conducting such activities, as amended from time to time in writing by the Joint Committee, which summary and all amendments thereto are attached to this Agreement as Exhibit B.

                        2.  CONTRACT SEQUENCING PROGRAM

2.1  Contract Sequencing Program; Ceiling DNA Amount.  Subject to the terms and
     ------------------------------------------------
     conditions of this Agreement, during the Term, Celera shall sequence and annotate up to [***] per year of Materials ("Contract Sequencing Program"), unless otherwise agreed in writing by the Parties. Diversa, in its sole discretion, in accordance with the Work Plan, shall select the Materials to be provided to Celera and the number of base pairs of DNA to be sequenced by Celera; provided, however:

     2.1.1  Right of First Refusal.   Celera shall have a right of first refusal
            -----------------------
            to sequence and annotate up to [***] of DNA from Materials per year (under the terms and conditions in this Agreement) on any such project(s) that Diversa chooses not to perform Internally. Notwithstanding anything to the contrary contained herein, Diversa shall have an unrestricted right to perform such sequencing and annotation work Internally; and

     2.1.2  Initial S. Diversa Sequencing Project. As soon as practicable after
            --------------------------------------
            the later of the Effective Date or Celera's receipt of S. diversa, Celera shall sequence and annotate S. diversa in accordance with the Work Plan.

                        3.  BIOSPHERE SEQUENCING PROGRAM

3.1  Environmental Materials.  During the Term, Diversa shall provide to Celera
     ------------------------
     for sequencing and annotation at least [***] unique sets of Materials chosen by the Joint Committee, each from a different environment or organism ("Biosphere Sequencing Program"). Diversa shall have negotiated ownership or license rights to all genes, pathways and biomolecules derived from the environmental samples provided as part of the Biosphere Sequencing Program sufficient to permit Celera to sequence the DNA from such Materials.


3.2  Environmental Libraries.  Subject to the terms of Section 3.3 below,
     ------------------------
     Diversa shall make available to Celera, as determined by the Joint Committee, Diversa's normalized, diversity-indexed Environmental Libraries of Materials optimized for biosphere sequencing.

3.3  Estimated Sequencing Efforts.  During the [***] after the Effective Date,
     ----------------------------
     Diversa shall provide Celera, and Celera shall sequence, assemble and annotate, a minimum of [***] of DNA sequence base pairs in Trimmed Primary Sequence from the Environmental Libraries and deliver the results in accordance with the Work Plan(s) associated with the Biosphere Sequencing Program. During each of the [***] years of the Term, Celera shall sequence, assemble and annotate an estimated [***] of DNA from the Environmental Libraries (as further determined by the Joint Committee) and deliver the results in accordance with the Work Plan(s) associated with the Biosphere Sequencing Program and the terms herein.

3.4  Product Applications Development. Diversa, either itself or through
     ---------------------------------
     collaborators, shall be responsible for and diligent in providing product applications development and marketing infrastructure for the sales and licensing of Royalty-Bearing Products. Diversa shall use sequenced genes for Diversa's internal research and development or in bona fide collaborations for the development of Royalty-Bearing Products.
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

3.5  Joint Committee.  Diversa and Celera hereby agree to establish a joint
     ----------------
     committee (the "Joint Committee") to oversee the Biosphere Sequencing Program. The Joint Committee shall be responsible for approving and modifying the Work Plan(s) associated with the Biosphere Sequencing Program, determining the sequencing and assembly methods to be used as part of such Work Plan(s), and assessing the sequencing needs, time frame and work prioritization related to the Biosphere Sequencing Program hereunder.

     3.5.1  Membership.  Diversa and Celera each shall appoint, in its sole
            -----------
            discretion, [***] members to the Joint Committee. One of Diversa's committee members shall be designated as Joint Committee Chairperson with Celera's approval, such approval not to be unreasonably withheld. The initial Joint Committee members shall be appointed as soon as practicable, but no later than thirty (30) days after the Effective Date. Each Party shall provide the other Party with the names and contact information for its committee members. All Joint Committee members shall be full time employees of Diversa or Celera.

     3.5.2  Meetings.  The Joint Committee shall meet as needed, but no less
            ---------
            than once per quarter. Such meetings shall be at reasonable times and shall alternate between the Parties' facilities. The first such meeting shall be held within thirty (30) days after the Effective Date. Any additional meetings, other than quarterly meetings, shall be held at places and on dates selected by the Joint Committee Chairperson. Joint Committee members may participate in any such meeting in person, by telephone or by videoconference. In addition, the Joint Committee may act without a formal meeting by a written memorandum signed and agreed to by the majority of the Joint Committee. Subject to the obligations set forth in Section 7, other employees and consultants of each Party, in addition to the members of the Joint Committee, may attend and participate as appropriate in the Joint Committee meetings as non-voting observers at the invitation of either Party with the prior approval of the other Party; provided, however, such employees and consultants shall be under confidentiality obligations to that Party having terms at least a strict as those of this Agreement, and such consultants' work must relate directly to work performed under this Agreement.

     3.5.3  Minutes.  The Joint Committee shall keep minutes of its meetings
            --------
            that record all decisions and all actions recommended or taken. The Party hosting the meeting shall be responsible for the preparation of the meeting agenda, and the Joint Committee Chairperson shall be responsible for arranging the preparation and circulation of the draft minutes. Draft minutes shall be delivered by mail, electronic mail or facsimile to each Joint Committee member within thirty (30) days after each meeting. Draft minutes shall be edited by the Joint Committee Chairperson and shall be issued in final form only after approval by the Joint Committee or after obtaining signatures from the majority of the members of the Joint Committee. A copy of the approved minutes shall be retained in each Party's files for at least five (5) years after termination of this Agreement.

     3.5.4  Quorum; Voting Decisions.  At each Joint Committee meeting, if all
            -------------------------
            of the members of the Joint Committee are present, decisions shall be made by majority vote. In the event that all members are not present, at least [***] members appointed by each Party shall constitute a quorum and decisions shall be made by unanimous vote. If the Joint Committee is unable to reach agreement on any matter, such dispute shall be settled pursuant to Section 11.

     3.5.5  Expenses.  Diversa and Celera shall each bear all expenses of its
            ---------
            respective Joint Committee members related to the members' participation on the Joint Committee and attendance at Joint Committee meetings.

3.6  [***] Arrangements.
          --------------
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

     3.6.1 During the [***] after the Effective Date, Celera shall not [***]. For each [***] after the [***] anniversary of the Effective Date through the end of the Term that [***]. In addition, for each [***] period after the [***] anniversary of the Effective Date through the end of the Term that [***].

     3.6.2  [***]

            (a) In the event that [***]. Notwithstanding anything to the contrary contained herein, Diversa shall have an unrestricted right to perform DNA sequencing activities Internally, including, but not limited to, Internal research involving discovery by DNA sequencing.

            (b)  In addition, provided that [***]:

                     i.    Diversa shall [***];
                     ii.   [***];
                     iii. In the event that Diversa [***], Diversa, within [***], shall [***];
                     iv.   [***];
                     v. In the event that [***], Diversa [***] shall, during the [***], consistent with the terms of clause ii. above;
                     vi. If [***], has notified Diversa in writing that [***] under clause ii above, or [***], Diversa [***], then Diversa shall [***].

                     Notwithstanding the foregoing or anything contained herein to the contrary, Diversa shall [***]. In the event that [***], Diversa shall [***], pursuant to the terms of this
                     Section 3.6.2(b), [***].


     3.6.3 In the event that Diversa [***], and as part of such [***], the [***], Diversa shall (a) provide Celera with the information reasonably required to [***] and (b) negotiate with Celera in good faith [***]. Notwithstanding anything contained herein to the contrary, in no event shall (i) [***] or (ii) [***], be included in the Royalty Base or be subject to any payment obligation to Celera hereunder.

     3.6.4 Subject to the terms and conditions contained herein, both Parties shall be free to enter into collaborations or other agreements with Third Parties that [***].

     3.6.5  Status Meeting.  Representatives of Diversa and Celera shall meet on
            ---------------
            or about each anniversary date of the Effective Date to evaluate the [***] hereunder. Either Party shall have the right to terminate all (but not fewer than all) [***] of each anniversary date. Such termination shall be effective upon receipt of written notice by the other Party.

                        4.  MATERIALS AND DATA TRANSFER

4.1  Transfer of Materials.
     -----------------------

     4.1.1 Diversa shall transfer Materials to Celera and, upon receipt, Celera shall use such Materials, and any and all modifications, derivatives and progeny thereof ("Improvements") only to meet its obligations under this Agreement, except as otherwise provided herein or agreed in writing by the Parties. Any such transfers of Materials shall be described in writing and attached as an addendum to Exhibit A.
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

     4.1.2 Celera acknowledges that any transfer of Materials shall be neither a sale nor an offer to sell such Materials. Other than as permitted in this Agreement or with Diversa's prior written consent, Celera shall not distribute the Materials to any Third Party, except Affiliates and subsidiaries of Celera.

     4.1.3 Celera shall restrict access to Materials only to those persons with a need to know and work with such Materials.

4.3 Celera acknowledges that any data and Materials delivered hereunder by Diversa are experimental in nature, are for laboratory research use only, and have not been approved for diagnostic or therapeutic use in humans or animals. Celera shall not use Materials in in-vivo research in animals or humans, or in animal or human diagnostic, therapeutic or other direct clinical applications that would require regulatory approval or clearance.

4.4 All such data and Materials are provided without warranties, and Diversa shall accept no liability in connection with their use, storage and disposal by Celera. Notwithstanding the foregoing, Diversa shall make a reasonable effort to notify Celera immediately of any hazardous characteristics that are known, or become known to Diversa.

4.5  Return/Destruction of Materials.  Upon termination or expiration of this
     --------------------------------
     Agreement, Celera shall destroy , or, at Diversa's request and expense, return to Diversa all residual Materials (exclusive of those clones distributed pursuant to Section 5.2.2). In the event that Diversa requests Celera to return any and/or all residual Materials, Diversa shall provide written notice to Celera within sixty (60) days after receiving the Sequence Information and Annotation Information from the Materials.

                           5.  INTELLECTUAL PROPERTY

5.1  Diversa Rights and Intellectual Property.  Diversa shall own all right,
     -----------------------------------------
     title and interest in and to Sequence Information, all Annotation Information, all Material, all genes, gene pathways and biomolecules encoded by or related to such Sequence Information, Annotation Information, and Material and all applications thereof that are identified or developed under this Agreement and all inventions conceived of or reduced to practice by Diversa (collectively, "Inventions"). Except for the rights specifically granted to or retained by Celera hereunder, Celera irrevocably assigns to Diversa any rights it may have in the foregoing, and if such rights cannot be assigned, grants to Diversa an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

     5.1.1 Subject to Section 5.5, products identified or developed using any Sequence Information generated under the Contract Sequencing Program [***].

5.2  Celera Rights.
     --------------

     5.2.1  Celera Database.  Notwithstanding anything to the contrary contained
            ----------------
            herein, on the earlier of (a) [***] after Celera has delivered to Diversa under Section B(5)(c) of the Work Plan the Sequence Information and Annotation Information or (b) the date Diversa notifies Celera in writing that Diversa does not intend to include such data and information in a patent application, [***]. However, [***]. Nothing in this Agreement is intended or shall be interpreted as granting to Diversa or any Third Party any right or interest in any of Celera's databases.

     5.2.2 [***] Celera shall not be authorized to agree to modifications to such materials transfer agreement without the prior written consent of Diversa, which may be given or withheld in Diversa's sole and absolute discretion.

5.3  License for Environmental Libraries.  Diversa, subject to the terms and
     ------------------------------------
     conditions in this Agreement, hereby grants to Celera a nonexclusive, worldwide, fully paid license to use, access and analyze Diversa's
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

     Environmental Libraries solely for Celera's use in meeting its obligations under the Biosphere Sequencing Program.

5.4  Patent Responsibilities. Each Party will be responsible for filing,
     ------------------------
     prosecuting, maintaining, defending and enforcing any patent applications, patents and other intellectual property rights owned by such Party. Although the Parties do not anticipate that they will jointly discover or develop an invention other than an Invention, in the event that they do, Diversa shall file, prosecute and maintain all such patents and patent applications claiming such inventions and keep Celera fully and timely informed of such patents and patent applications. The Parties shall share the costs equally. In the event that either Party desires to abandon or decline responsibility for any patent application, patent or other intellectual property right arising out of this Agreement, such Party shall provide reasonable prior written notice to the other Party of such intention to abandon or decline responsibility, and the other Party shall have the right, at its own expense, to file, prosecute, and maintain such patent application, patent or other intellectual property right.

     5.4.1 Diversa shall notify Celera within [***] after filing a patent application or taking such other actions to protect the Sequence Information. In the event that, in the [***] following each delivery of Sequence Information by Celera to Diversa, Diversa decides not to file, prosecute and/or maintain any patent application, patent or other intellectual property protection claiming such Sequence Information or other proprietary result or product arising out of the results or work from this Agreement, Diversa shall provide timely written notice, and transfer right, title and interest in and to such Sequence Information or proprietary result, to Celera sufficient to enable Celera to file, prosecute, maintain and enforce such patent application, patent or other intellectual property right.

     5.4.2 At Celera's written request and expense, Diversa shall provide to Celera a copy of each patent application claiming any Sequence Information and Annotation Information from the Biosphere Sequencing Program.

5.5  Prior Patents.
     --------------

     5.5.1 Notwithstanding anything contained herein to the contrary, in no event shall Diversa obtain any right, title, or interest in or to any part of the Sequence Information and Annotation Information delivered under the Work Plan that is included in a patent issued to, or patent application filed by, Celera, (a) prior to Diversa's delivery to Celera of the Materials from which such Sequence Information was developed or (b) independently of this Agreement.

     5.5.2 Notwithstanding anything contained herein to the contrary, in no event shall Celera obtain any right, title, or interest in or to any part of the Sequence Information and Annotation Information delivered under the Work Plan that is included in a patent issued to, or patent application filed by, Diversa, (a) prior to Celera's delivery to Diversa of such Sequence Information or (b) independently of this Agreement.

     5.5.3 Nothing in this Agreement is intended or shall be interpreted as granting to Diversa or any Third Party any right or interest in any intellectual property (a) invented, discovered, developed, or otherwise created independent of this Agreement by any business unit or affiliate of PE Corporation (NY) other than the Celera Genomics business unit or (b) acquired or licensed by PE Corporation (NY) independent of this Agreement through or for the benefit of any business unit or affiliate of PE Corporation (NY) other than solely for the Celera Genomics business unit.

                          6.   PAYMENTS AND ROYALTIES
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

6.1  Contract Sequencing Program.  For the DNA sequencing under the Contract
     ----------------------------
     Sequencing Program as specified in the Work Plan, Diversa shall pay to Celera (a) [***] and (b) [***].

6.2  Biosphere Sequencing Program.
     -----------------------------

     6.2.1  Diversa shall pay Celera, (a) [***], subject to Section 6.2.2, or
            (b) for any part of the Sequence Information delivered to Diversa pursuant to the Biosphere Sequencing Program that corresponds to [***]. If, at the end of [***] following the Effective Date, Diversa has not provided Celera with [***], Celera shall be entitled to invoice Diversa for the balance due to Celera [***].

     6.2.2  Change in Market Price.  In the event that [***] decreases to [***]
            -----------------------
            or less, then, notwithstanding Section 6.2.1 above, Diversa shall notify Celera in writing and pay to Celera [***]. The new price reflecting the decrease in Market Price shall be prospective and apply to specific organisms, and no refunds or credits with respect to prior payments or invoices shall be granted.

6.3  Celera Databases. In accordance with Section 6.6, for [***] from the
     -----------------
     Effective Date, Celera shall pay Diversa (a) [***], and, (b) [***].

6.4  Royalties on the Royalty Base.  In accordance with Section 6.6, for [***]
     ------------------------------
     from the Effective Date, Diversa shall pay to Celera:

     6.4.1  a royalty of [***] on the first [***];

     6.4.2 With respect to the amount of the Royalty Base in excess of [***], a royalty of [***].

     6.4.3 In the event that Diversa is obligated to pay royalties to Third Parties on amounts included within the Royalty Base, the Parties agree that the royalty rate used to determine the royalties owed by Diversa to Celera in Section 6.4.2 above shall be reduced by [***] of such Third Party royalties (and reduced proportionately for Third Party royalties of less than [***]) and additionally by [***] of any Third Party royalties in excess of [***]. Notwithstanding the foregoing, the minimum royalty paid to Celera by Diversa shall be no less than [***]. The following table illustrates the intended application of the foregoing paragraph (assuming that [***], that [***], and that [***]):

            [***]

6.5  Taxes.  All amounts payable under this Agreement are exclusive of all
     ------
     sales, use, value-added, withholding, and other taxes and duties. Diversa shall pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on Celera's revenue or income.

6.6  Manner of Payment; Statements. Each Party shall make all payments to the
     ------------------------------
     other Party under this Agreement in United States dollars in accordance with the terms in this Section, which terms may be amended from time to time by the Parties.

     6.6.1  Non-Royalty Payments by Diversa to Celera.  Within ten (10) days
            --------------------------------------------
            following Celera's delivery to Diversa of the data in Section A(5)(a) or B(5)(a) of the Work Plan and Diversa's receipt of an invoice from Celera referencing (a) this Agreement, (b) the program(s) pursuant to which such sequencing was conducted, (c) the rate per Trimmed Primary Sequence applicable to the DNA sequenced, and (d) the number of Trimmed Primary Sequences obtained from the Material (other reasonable information will be supplied separately as agreed by the Parties), Diversa shall pay Celera at the rate specified in Section 6.1 or Section 6.2, as applicable. In the aforementioned invoice or a separate document, Celera shall use reasonable efforts to notify Diversa of the specific
_________________________
*CONFIDENTIAL TREATMENT REQUESTED

            Material that is the subject of the invoice. Diversa shall make all payments to Celera by bank wire transfer in immediately available funds as follows, or as otherwise specified in writing:

               [***]

     6.6.2  Royalty Payments.  All royalties payable by one Party to the other
            -----------------
            Party under this Article 6 shall be paid [***] on a country-by-country basis. Each Party shall submit to the other Party [***] of this Agreement, a dated statement showing, among other things:

            (a) In the case of Diversa, the amount of each of the separate items included within the definition of the term "Royalty Base" for the calendar year; and

            (b) In the case of Celera, the amounts of [***] for the calendar year pursuant to Section 6.3 above.


6.7  Exchange Rates.  The rate of exchange to be used in calculating the amount
     ---------------
     of currency equivalent in United States Dollars for royalties payable hereunder shall be the exchange rate on the last business day in the calendar month, as published in the New York edition of the Wall Street Journal, preceding the calendar month when the Royalty Base amounts or Net Sales amounts (as applicable) are generated. In the event that such publication no longer publishes such rates, another financial publication agreed on by the Parties shall be substituted or one shall be chosen by an investment banker/analyst agreed on by the Parties.

6.8  Late Payments.  In the event that any payment due hereunder is not made
     --------------
     when due, the payment shall accrue interest from that date due at the rate of [***] over the prime rate of interest per month as quoted by Citibank, N.A., New York, New York; provided however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit either Party from exercising any other rights it may have as a consequence of the lateness of any payment.

6.9  Examination of Records.  Each Party shall keep for a period covering at
     ----------------------
     least the preceding [***] records pertaining to the development and sale or other disposition of products and services pursuant to this Agreement sufficient for the other Party to confirm the accuracy of all payments due hereunder. Each Party shall have the right to appoint an independent, certified public accountant reasonably acceptable to the other Party (such acceptance, not to be unreasonably withheld) examine such records for the purpose of verifying any amounts payable, or information provided, under this Agreement, provided that such accountant has entered into a confidentiality agreement with the Party that contains confidentiality provisions substantially similarly restrictive on such agent as the terms of this Agreement and also limiting the use and disclosure of such information to purposes germane hereto. Such audits may be exercised during normal business hours upon reasonable prior written notice to the Party being examined and the accountant shall provide only the results of such audit and shall not disclose to any of the other Party's Confidential Information provided to it or to which it may have had access during the conduct of the audit. Prompt adjustments shall be made by the Parties to reflect the results of such examination. The Party requesting such examination shall bear the full cost of such examination, unless such examination discloses a variance of more than [***] from the amounts actually due, in which case the Party being examined shall bear the full cost of such examination.

                7.  CONFIDENTIALITY, PUBLICITY AND ANNOUNCEMENTS

7.1  Definition of Confidential Information.  "Confidential Information" shall
     ---------------------------------------
     mean all non-public technical and business information, whether electronically, orally or in writing, furnished by either Party (the "Disclosing Party") to the other Party (the "Receiving Party") in connection with this Agreement. Such Confidential Information shall include, without limitation, the existence and terms of this Agreement, the identity of a microbial species whose genome has been sequenced or is being sequenced, any gene or gene sequence
_______________________
*CONFIDENTIAL TREATMENT REQUESTED
     encoding an enzyme or other gene product, any such enzyme or other gene product, the use of any such enzyme or other gene product, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information, invention disclosures, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds, biological samples, and the like, and 7.2 bioinformatics methods, hardware configurations and software in various stages of development or any software product (source code, object code or otherwise), including its audiovisual components (menus, screens, structure and organization) and any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including, without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, bug reports, and such items that become known to a Party during visits to the facilities of the other Party.

7.2  Obligations. The Parties agree that they shall take all reasonable measures
     ------------
     to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the Parties shall take at least those measures that each takes to protect its own confidential information of a similar nature, but in no event less than a reasonable degree of care. Both Parties shall immediately notify the other in the event either Party has knowledge of any unauthorized use or disclosure of the Confidential Information. Except as otherwise authorized in this Agreement, the Parties further agree that the Receiving Party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose, any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement, regardless of the medium on which it is provided, including know-how.

7.3  Exceptions.  The obligations of the Receiving Party under Section 7.2 shall
     -----------
     not apply to any specific Confidential Information to the extent that the Receiving Party can demonstrate by competent proof that such Confidential
     Information:

     (a) Was generally known to the public or otherwise part of the public domain prior to the time of its disclosure under this Agreement;

     (b) Entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party or its directors, officers, employees, consultants, advisors or agents;

     (c) Was or is independently developed or discovered by the Receiving Party without use of the Confidential Information, and which can be demonstrated by written record created at the time of such independent discovery or development;

     (d) Was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; or

     (e) Is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information.

7.4  Permitted Disclosure.
     ---------------------

     7.4.1 Subject to Section 7.2, the Receiving Party may disclose the Disclosing Party's Confidential Information only to the extent such disclosure is required for (a) filing or prosecuting patent applications and maintaining patents and (b) filing or maintaining regulatory applications or approvals.

     7.4.2 Notwithstanding the obligations in Section 7.2, the Receiving Party may disclose the Disclosing Party's Confidential Information in (a) establishing rights or enforcing obligations under this Agreement; or (b) complying with applicable laws, regulations, and/or court or administrative orders (such as disclosure to the SEC, the EPA, the FDA, or the United States Patent and Trademark Office or to their foreign equivalents); provided however, that in each case described herein if a Receiving Party shall be required to make any disclosure of the Disclosing Party's Confidential Information under this Section 7.4.2, it will (i) give twenty-four (24) hours advance notice to the Disclosing Party of such disclosure requirement; (ii) provide a copy of the proposed disclosure; and (iii) use commercially reasonable efforts in assisting the Disclosing Party to secure confidential treatment of such Confidential Information required to be disclosed, including cooperating with the other to obtain a protective order for the Disclosing Party's Confidential Information.

     7.4.3 The Receiving Party further may disclose the Disclosing Party's Confidential Information only to the Receiving Party's employees, contractors, consultants, licensees or collaborators who (i) have a need-to-know and (ii) are under contract not to disclose or use Confidential Information and such disclosure is only in the context of the Receiving Party's own scientific results.

7.5  Copies.  A Receiving Party shall not make any copies of the Disclosing
     -------
     Party's Confidential Information without the prior written approval of the Disclosing Party except as is reasonably necessary for the Receiving Party's internal research and development. Notwithstanding the foregoing, the Receiving Party may retain one (1) copy of the Disclosing Party's Confidential Information for legal archival purposes.

7.6  Publication & Database Rights.
     ------------------------------

     7.6.1  Publication of DNA Sequence Information.  Notwithstanding Section
            ----------------------------------------
            7.2, Celera and Diversa shall have the right to jointly publish any and all Sequence Information generated under the Biosphere Sequencing Program immediately following one Party's filing of, or both Parties' decision not to file, a patent application covering all such Sequence Information to be published. Any such publications shall indicate Celera and Diversa as co-authors or give appropriate scientific attribution to each Party, as appropriate and as determined by the Joint Committee. Celera further shall have the right to publish Sequence Information provided that it gives Diversa reasonable notice prior to publication that enables Diversa to pursue protection of its Confidential Information and provided the Joint Committee has determined the appropriate authorship and/or scientific attribution to be given to Diversa. The Parties agree that the addition of the Sequence Information to a Celera database shall not constitute a publication.

     7.6.2  Disclosure for Scientific Publication/Presentation. Notwithstanding
            ---------------------------------------------------
            Section 7.2, either Party may publish scientific results of its work pursuant to this Agreement; provided, however, that:

            (a) at least thirty (30) days prior to submission for any publication of any document, slides, lecture, and/or any other method of publishing that will disclose the other Party's Confidential Information not disclosable under this Section 7, the Party shall provide a copy of such publication to the other Party for the other Party's prior review, comment and written consent, such consent not to be unreasonably withheld. The other Party, at its discretion, may remove its Confidential Information or consent to such disclosure of Confidential Information; provided, however, that in no event shall the other Party delay any such planned disclosure beyond the thirty
                 (30) day period. If the other Party has not removed the Confidential Information and/or responded to the Party's request for written consent within thirty (30) days of the other Party's receipt of the copy, such planned disclosure shall be deemed approved by the other Party. Each Party agrees that the other Party may keep a copy of such disclosure for its records. Each Party further agrees that within forty-eight (48) hours of receiving notice from the publisher of publisher's intent to release the publication, such Party will advise the other Party of such publication, the planned publication date, and furnish a final copy of the publication; and

            (b) each Party further agrees to include in any publication or presentation resulting from its work or the information developed under this Agreement appropriate scientific attribution to the other Party.

7.7  Joint Press Release.  Notwithstanding Section 7.2, Diversa and Celera
     --------------------
     shall issue a joint press release announcing the execution of this Agreement and completion of research under this Agreement, with the text of such press release(s) mutually agreed to in writing in advance of issuance.

                       8.  REPRESENTATIONS AND WARRANTIES

8.1  Organization; Good Standing.  Each Party hereby represents to the
     ----------------------------
     other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, it (a) is a corporation duly organized, validly existing, (b) is in good standing under the laws of the jurisdiction of its incorporation, (c) is qualified to do business and in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification and (d) has all requisite power and authority, corporate or otherwise, and the legal right to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform under this Agreement.

8.2  Binding Obligation; Due Authorization; No Conflict.  Each Party hereby
     ---------------------------------------------------
     represents to the other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) require any consent or approval of its stockholders or any Third Party and (b) conflict with, or constitute a breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgement of any court or governmental body applicable to such a Party and (c) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.

8.3 Each Party hereby represents to the other Party on the Effective Date and thereafter throughout the Term, that it is aware of no action, suit or inquiry or investigation contemplated or instituted by any Third Party that questions or threatens the validity of this Agreement.

                  9.  DISCLAIMERS AND LIMITATION OF LIABILITY

9.1 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY OR THEIR SUPPLIERS THAT THE USE OF ANY INFORMATION, DATA, SOFTWARE OR OTHER MATERIALS PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. THE INFORMATION, DATA, SOFTWARE OR OTHER MATERIALS PROVIDED BY EITHER PARTY HEREUNDER ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CELERA MAKES NO WARRANTY THAT THE SEQUENCE INFORMATION AND OTHER RESULTS PROVIDED TO DIVERSA HEREUNDER DO NOT [***].

9.2 IN NO EVENT SHALL EITHER PARTY OR CELERA'S SUPPLIERS BE LIABLE FOR LOST PROFITS, LOSS OF USE, LOSS OF BUSINESS, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY WHETHER BASED IN CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE), STRICT LIABILITY, STATUTORY OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
----------------
* Confidential Treatment Requested

9.3 THE LIABILITY OF EITHER PARTY, ITS AGENTS, EMPLOYEES, SUBCONTRACTORS AND SUPPLIERS WITH RESPECT TO ANY AND ALL SUITS, ACTIONS, LEGAL PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, COSTS AND EXPENSES ARISING OUT OF THE PERFORMANCE OR NONPERFORMANCE OF ANY OBLIGATIONS UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, WARRANTY, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), STRICT LIABILITY, STATUTORY OR OTHERWISE, SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES INCURRED AS A RESULT OF SUCH PARTY'S FAILURE TO PERFORM ITS OBLIGATIONS AS REQUIRED BY THIS AGREEMENT. NEITHER PARTY'S LIABILITY, FURTHER, SHALL EXCEED IN THE AGGREGATE, A SUM EQUAL TO [***].

9.4 THE LIMITATION SET FORTH IN SECTION 9.3 ABOVE SHALL NOT APPLY TO DAMAGES OCCASIONED BY A BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT OR THE FAILURE OF EITHER PARTY TO COMPLY WITH ITS PAYMENT OBLIGATIONS HEREUNDER.

                                 10 INDEMNITY

10.1 Diversa Indemnity.  Diversa shall indemnify, defend and hold Celera
     -----------------
     (including its officers, directors, employees and agents) harmless from and against all personal or property losses, liabilities, damages and expenses (including attorney's fees and costs) arising (a) out of any false representation or warranty or out of the breach or non-fulfillment of any material covenant or agreement of Diversa contained herein or contemplated hereby; (b) out of the gross negligence or intentional misconduct of Diversa in connection with the performance of Diversa of its obligations under this Agreement; (c) out of Diversa's use of the Sequence Information, Annotation Information or other technology developed or discovered pursuant to this Agreement; and/or (d) from products developed by Diversa under this Agreement, except in any case described above to the extent any such loss, liability, damage or expense arises from the action or inaction of Celera.

10.2 Celera Indemnity: Celera shall indemnify, defend and hold Diversa
     ----------------
     (including its officers, directors, employees and agents) harmless from and against all personal or property losses, liabilities, damages and expenses (including attorneys' fees and costs) arising (a) out of any false representation or warranty or out of the breach or non-fulfillment of any material covenant or agreement of Celera contained herein or contemplated hereby; (b) out of the gross negligence or intentional misconduct of Celera in connection with the performance of its obligations under this Agreement; and/or (c) out of Celera's use of Environmental Libraries, Sequencing Information, and Annotation Information relating to Celera's sequencing, annotation, and database activities related to this Agreement, except in any case described above to the extent any such loss, liability, damage or expense arises from the action or inaction of Diversa.

10.3 Procedure: A party (the "Indemnitee") that intends to claim indemnification
     ---------
     under this Section 10 shall promptly notify the other party (the "Indemnitor") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 10 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement shall be effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this
     Section 10 to the extent Indemnitor is prejudiced by Indemnitee's delay, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability
---------------------
* Confidential Treatment Requested
     that it may have to the Indemnitee otherwise than under this Section 10. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action or other proceeding that affects the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Section 10, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

10.4 Insurance: Each Party shall maintain, through self-insurance or
     ---------
     commercially placed insurance, adequate coverage for the indemnification obligations set forth herein and shall provide competent proof of such insurance within forty-eight (48) hours after receipt of a written request from the other Party.

                            11.  DISPUTE RESOLUTION

11.1 Informal Dispute Resolution.  In the event that a dispute arises under this
     ----------------------------
     Agreement between the Parties , either Party may, by written notice to the other Party, have such dispute referred to the Chief Executive Officer of Diversa and the Senior Vice President and General Manager, Discovery Services of Celera, or their successors or counterparts, for resolution by good faith negotiations at a mutually convenient location and time within sixty (60) days after such notice is received. If the Parties are unable to reach agreement with respect to a dispute between the Parties pursuant to this Section 11.1, then such dispute shall be resolved as described in
     Section 11.2.

11.2 Mediation.  If the dispute is not resolved within thirty (30) days after
     ----------
     referral under Section 11.1, or such other time as mutually agreed upon in writing by the Parties, the Parties shall submit the matter to non-binding mediation to be administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules in effect at such time (the "Mediation Rules"). The Party desiring such mediation shall initiate it in accordance with the Mediation Rules of the AAA. Upon delivery of the mediation request, the Parties shall endeavor in good faith to select a neutral mediator who is acceptable to each Party. If the Parties have not selected a mutually acceptable neutral mediator within five (5) business days after delivery of the mediation request, they shall notify the AAA and request the AAA to appoint a mediator in accordance with the Mediation Rules. Unless otherwise agreed upon by the Parties, all mediation sessions shall be held at the AAA regional office closest to Celera's primary place of business. The Parties shall endeavor in good faith to resolve the dispute through the mediation process contemplated by this Section and neither Party shall be entitled unilaterally to terminate the mediation prior to thirty (30) days after the appointment of a mediator. Upon any termination or appeal of mediation proceeding, the Parties shall submit the dispute to binding arbitration pursuant to Section 11.3.

11.3 Binding Arbitration.
     --------------------

     11.3.1 Any dispute under this Agreement that is not settled pursuant to Sections 11.1 or 11.2 shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the AAA by one mutually agreed upon independent, neutral arbitrator having at least five (5) years of experience directly or indirectly related to the disputed issue(s). If the Parties do not mutually agree on an arbitrator within forty-five (45) days after initiating arbitration, the Parties shall request the AAA to appoint an arbitrator. The procedures or rules for the arbitration may be modified by mutual written consent of the Parties, including having mediation rather than an arbitration conducted. Any arbitration shall be in English held in San Diego, California if the dispute resolution is initiated by Celera and in Rockville, Maryland if the dispute resolution is initiated by Diversa. The arbitrator shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided, however, that the arbitrators shall permit such discovery, as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

     11.3.2 A disputed performance or suspended performance(s) pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrators.

     11.3.3 Any arbitration subject to this Section 11.2 shall be completed within one (1) year from the filing of the notice of a request for such arbitration and a written decision with reasons therefore provided to the Parties.

     11.3.4 Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction.

     11.3.5 The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. If a Party fails to comply with a decision, then the other Party may seek judicial recognition and enforcement of the award or decision in a court of competent jurisdiction.

     11.3.6 Nothing herein shall be construed as depriving either Party, at any time prior to the empanelment of the arbitral tribunal, of the right to obtain provisional measures, including, injunctions, orders for posting security, attachment of funds or property, or any other preliminary relief, in any court of competent jurisdiction within the United States. The arbitral tribunal, by its own motion or motion of the Parties, is authorized to award any form of provisional measures it deems appropriate and the Parties may enforce such award in any such court of competent jurisdiction.

11.4 Confidentiality.  The Parties hereby mutually agree that the
     ----------------
     existence, terms, content and decision of any dispute resolution pursuant to this Agreement, as well as all information or documents relating thereto, shall be maintained in confidence and not be given, shown, disclosed to or discussed with any Third Party, except (a) by prior written agreement of both Parties; (b) during any legal proceeding to protect or secure a Party's rights under such dispute resolution; (c) to counsel and accountants who shall agree to maintain its confidentiality; (d) to the extent required by applicable reporting requirements; and (e) upon compulsory legal process.

                           12. TERM AND TERMINATION

12.1 Term.  This Agreement shall commence on the Effective Date and
     -----
     continue in full force and effect, unless terminated as otherwise provided herein, for a period of [***] ("Term").

12.2 Default:
     -------

     12.2.1  Notice of Default: In the event any material representation or
             -----------------
             warranty made hereunder by either Party shall have been untrue ("Representation Default") or upon any breach or default of a material obligation of this Agreement by a Party ("Performance Default"), the Party not in Default ("Non-Defaulting Party") must first give the other Party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the untruthfulness, breach or default in reasonable detail and request the Defaulting Party cure such Default within [***] days.
_______________________
*CONFIDENTIAL TREATMENT REQUESTED

     12.2.2  Termination for Default: The Non-Defaulting Party may, in addition
             -----------------------
             to any other remedies which may be available to such Non-Defaulting Party at law or equity, terminate this Agreement in the event of
             (a) a Representation Default by the Defaulting Party or (b) a Performance Default by the Defaulting Party; that has not been cured within [***] days after receipt of a Notice of Default; or, if such Performance Default cannot be cured within such [***] day period, and the Defaulting Party shall have failed to commence substantial remedial actions within such [***] day period and to diligently pursue the same. Notwithstanding the foregoing, if a Representation or Performance Default is not curable by its nature, the Non-Defaulting Party may immediately terminate this Agreement with a Notice of Default to the Defaulting Party.

12.3 Bankruptcy:
     ----------

     12.3.1 A Party may terminate this Agreement if, during the Term, the other Party shall file in court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

     12.3.2 All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be, within ten (10) days of the commencement of such proceeding, delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding (or a trustee on behalf of the subject Party) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

12.4 Consequences of Termination: The following provisions, and any rights and
     ---------------------------
     obligations pursuant thereto, shall survive termination or expiration of this Agreement: Sections 5 (other than 5.3), 6.3, 6.4, 6.6, 6.7, 6.8, 6.9 and 7 through 13. In addition, expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination.

                               13.  MISCELLANEOUS

13.1 Force Majeure.  Neither Party shall be held liable or responsible to the
     --------------
     other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided,

                                       20
---------------
* Confidential Treatment Requested
     however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. When such circumstances arise, the Parties shall mutually seek a resolution of the delay or the failure to perform and discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

13.2 Assignment. Neither Party shall assign any of its rights or obligations
     -----------
     hereunder in whole or in part without the written consent of the other Party, except: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets or a similar transaction affecting all or substantially all of the assets or voting control of the assigning Party;
     (b) to any directly or indirectly wholly-owned subsidiary if the assigning Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; or (c) with the consent of the other Party, such consent not to be unreasonably withheld. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any purported assignment in violation of the preceding sentence shall be void.

13.3 Entire Agreement.  This Agreement and the exhibits hereto constitute the
     -----------------
     entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. No Party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

13.4 Exhibits.  All Exhibits referenced in and attached hereto are incorporated
     ---------
     herein by reference. In case of any discrepancies between terms incorporated from the Exhibits and the terms of the Sections herein, the terms of the Sections shall prevail. Any amendment to an Exhibit shall be approved in writing by a duly authorized representative of each Party.

13.5 Amendment and Waiver.  This Agreement may be amended, supplemented, or
     ---------------------
     otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

13.6 Severability.  In the event that any provision of this Agreement shall, for
     -------------
     any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

13.7 Third Parties.  Nothing in this Agreement, express or implied, is intended
     --------------
     to confer upon any party, other than the Parties hereto, except as expressly provided in Section 3.5.2(b), and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.8 Withholding.  To the extent any Party is required by law to withhold or to
     ------------
     make tax payments on behalf of or with respect to the other Party, the first Party may withhold such amounts and make such tax payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a payment to Party on behalf of whom the withholding or payment was made.

13.9 Relationship of Parties.  It is expressly agreed that Diversa and Celera
     ------------------------
     shall be independent contractors and that nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

13.10  No Trademark Rights.  Except as otherwise provided herein or agreed to in
       --------------------
       advance in writing, no right, express or implied, is granted by this Agreement to use in any manner the names "Celera," "Celera Genomics," "PE Corporation," or "Diversa Corporation," or any other trade name or trademark of a Party or the names of any employees thereof, for any purpose other than for the Parties' own internal purposes.

13.11  Exports.  The Parties acknowledge that the export of technical data,
       --------
       materials or products is subject to the exporting party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Diversa and Celera agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Diversa and Celera agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this paragraph.

13.12  Notices.  Any consent, notice or report required or permitted to be given
       --------
       or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

          If to Diversa:  Diversa Corporation
                          10665 Sorrento Valley Road
                          San Diego, CA 92121
                          Attention:  Dr. Jay Short, Ph.D.
                          Telephone:  (858) 623-5135
                          Facsimile:  (858) 626-3735

          If to Celera:   Celera Genomics
                          45 West Gude Drive
                          Rockville, MD 20850
                          Attention:  Jerry Steiner
                          Telephone:  (240) 453-4800
                          Facsimile:  (240) 453-3650
                          cc: Legal Department

13.13  Governing Law.  This Agreement shall be governed by and construed under
       --------------
       the substantive laws of the State of Delaware.

13.14  Counterparts.  This Agreement may be executed via facsimile and in two or
       -------------
       more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the Parties hereto. Only one such counterpart signed by the Party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

13.15  Titles and Subtitles; Form of Pronouns; Construction and Definitions.
       ---------------------------------------------------------------------
       The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless the context otherwise requires, the term "including" shall mean "including, without limitation."

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement effective as of the date first above written.


                                   Diversa Corporation


                                   By /s/ Jay M. Short
                                      __________________________________

                                   Name: Jay M. Short, Ph.D.

                                   Title: President and Chief Executive Officer



                                   PE Corporation (NY)


                                   By  /s/ Jerry Steiner
                                      __________________________________

                                   Name: Jerry A. Steiner

                                   Title: Senior Vice President and General
                                   Manager, Discovery Services

                                   EXHIBIT A
                                  ----------

                            TRANSFERS OF MATERIALS
                            ----------------------

                                     [***]




_______________________
*CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B
                                   ---------


                                   WORK PLAN
                                   ---------

[***]







_______________________
*CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT C
                                   ----------

                          Materials Transfer Agreement

[***]





_______________________
*CONFIDENTIAL TREATMENT REQUESTED